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                                                                   EXHIBIT 23.4

                                    CONSENT

     I, Robert Monaco, hereby give my consent for EFTC Corporation ("EFTC") to name me, in its Registration Statement on Form S-3 to be filed in May 1998 with respect to approximately 5 million shares of EFTC's common stock, as a person to become a director of EFTC.


Date: May 6, 1998                            /s/ ROBERT MONACO
                                             ----------------------------------
                                             Robert Monaco